Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2006, except as to Note 13, for which the date is March 14, 2006, relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of NIC Inc., which appears in NIC Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 20, 2006 relating to the financial statements, which appears in the Annual Report of the 1999 National Information Consortium Employee Stock Purchase Plan on Form 11-K for the year ended March 31, 2006.

                                  /s/ PricewaterhouseCoopers LLP
                                   Kansas City, Missouri
                                                                                                           November 20, 2006